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                                                                    EXHIBIT 23.1

                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on the Pre-Effective Amendment No. 1 on Form S-3 of our report dated March 5, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in R&G Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Juan, Puerto Rico

March 15, 2004